BlackRock Global Allocation Portfolio

FILE #811-03091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/12/07	IBERDROLA RENOVABLES S.A.	768,011,800	19,200

Credit Suisse Securities (Europe) Limited, J.P. Morgan Securities Ltd., Merrill Lynch International, Morgan Stanley & Co. International plc, Banco Bilbao Vizcaya Argentaria, S.A., ABN AMRO Bank N.V. and NM Rothschild & Sons Limited (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture), BNP Paribas, CALYON, Dresdner Bank AG, London Branch, HSBC Bank plc, Santander Investment, S.A., Societe Generale

5/12/2008	American International Group	171,052,631	1,600

Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Dowling & Partners Securities, LLC, Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, Keefe, Bruyette & Woods, Inc., The Williams Capital Group, L.P., Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., Toussaint Capital Partners, LLC, Utendahl Capital Group, LLC

BlackRock Global Allocation Portfolio

FILE #811-03091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
08/15/08	CHINA SOUTH LOCOMOTIVE & ROLLING S	1,600,000,000	87,700

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Banc of America Securities LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Coker & Palmer, Inc., Jefferies & Company, Inc., Raymond James & Associates, Inc., RBC Capital Markets Corporation, Tristone Capital Co., Tudor, Pickering, Holt, & Co. Securities, Inc., UBS Securities LLC

10/07/08	BANK OF AMERICA CORP.	455,000,000	6,900	Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated
10/08/08	METLIFE INC.	75,000,000	3,100	Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC

BlackRock Global Allocation Portfolio

FILE #811-03091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/06/08	WELLS FARGO & CO.	407,500,000	18,500

J.P. Morgan Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, RBC Capital Markets Corporation, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Wells Fargo Securities, LLC, Blaylock Robert Van, LLC, CastleOak Securities, L.P., Gardner Rich, LLC, Samuel A. Ramirez & Company, Inc., Utendahl Capital Group, LLC, The Williams Capital Group, L.P.